Exhibit 10.1

ASSIGNMENT AND ASSUMPTION

This Bill of Sale and Assignment and Assumption (this “Agreement”) is entered into as of November 5, 2020, by and between Libbey Inc., a Delaware corporation (“Assignor”) and Libbey Glass Inc., a Delaware corporation (“Assignee”). Assignor and Assignee are herein referred to individually as a “Party” and collectively as the “Parties.”

WHEREAS, pursuant to the First Amended Joint Plan of Reorganization for Libbey Glass and its Affiliate Debtors Under Chapter 11 of the Bankruptcy Code filed with the Bankruptcy Court for the District of Delaware (as supplemented, modified or amended from time to time, and including the exhibits thereto, the “Plan”), Assignee has agreed to assume and acquire from Assignor, and Assignor has agreed to convey, transfer, assign and deliver to Assignee, all of Assignor’s right, title and interest in, to and under the Acquired Assets (as defined below) and the liabilities and obligations related thereto (the “Assignment”), upon the terms and subject to the conditions set forth in the Plan; and

WHEREAS, pursuant to the Restructuring Transactions Steps (as defined in the Plan), the Assignment shall be effective as of the date hereof, but prior to Assignor’s formation of Libbey Holdings Inc., a Delaware corporation and soon-to-be directly owned subsidiary of Assignor.

NOW, THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt of sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

1.     Assignment and Assumption of Acquired Assets. Subject to the terms of the Plan, Assignor hereby conveys, transfers, assigns and delivers to Assignee and its respective successors and assigns, and Assignee hereby acquires from Assignor and assumes, all of Assignor’s right, title and interest in, to and obligations under (i) any Employee Compensation and Benefit Program (as defined in the Plan) (including, for the avoidance of doubt, all trusts, trust agreements, insurance contracts, administrative service agreements, investment management agreements or any other contract, agreement relating to the funding and administration of such Employee Compensation and Benefit Programs) that is not expressly rejected as set forth in the Plan or otherwise set forth on Schedule I attached hereto (the “Assumed Plans”), and (ii) any other agreement, contract or guarantee in the name of Assignor (the “Old Parent Contracts” and collectively with the Assumed Plans, the “Acquired Assets”); provided however, that each Employee Compensation and Benefit Program and Old Parent Contract that is expressly rejected as set forth in the Plan and as set forth on Schedule I attached hereto (the “Rejected Plans and Contracts”) shall not be conveyed by Assignor or assumed by Assignee and will not be Acquired Assets. Assignee hereby assumes from Assignor, and agrees to pay, discharge and perform, all of the obligations and liabilities of Assignor in connection with the Acquired Assets. Assignee does not assume any liability or obligation with respect to the Rejected Plans and Contracts, which shall remain obligations and liabilities of the Assignor, subject to the terms of the Plan.

2.     Substitution. For the avoidance of doubt, Assignor hereby confirms that Assignee, its successors and assigns shall fully substitute Assignor with respect to any and all rights to demand and receive any and all of the Acquired Assets and to give receipts and releases for and in respect of the Acquired Assets, or any part thereof, at the sole expense and for the benefit of the Assignee, its successors and assigns.

3.     Assumed Plan Matters. Assignee hereby adopts in all respects and continues in full force and effect the Assumed Plans. For each Assumed Plan for which Assignor is a “fiduciary”, “named fiduciary” or “plan administrator” within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), Assignor hereby assigns and transfers all powers to act in such capacity to Assignee, and Assignee acknowledges, accepts and agrees that by reason of its assumption of and its substitution under the Assumed Plan, that it is and will be a “fiduciary”, “named fiduciary” or “plan administrator” , as applicable, of such Assumed Plan under ERISA in substitution of the Assignor.

4.     No Representations. Each of the Parties acknowledge, agree and confirm that none of the Parties make any representation or warranty whatsoever, express or implied, in this Agreement.

5.     Governing Law; Waiver of Jury Trial. This Agreement, and all issues and questions concerning the construction, validity, interpretation and enforceability of this Agreement and the exhibits and schedules hereto, and all claims and disputes arising hereunder or in connection herewith, whether purporting to sound in contract or tort, or at law or in equity, shall be governed by, and construed in accordance with, (i) the Laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions and (ii) ERISA, to the extent applicable to an Assumed Plan. EACH PARTY HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

6.     Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7.     Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. The Parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the Parties.

8.     Entire Agreement. This Agreement (together with the schedules to this Agreement) and the Plan constitute the entire agreement between the Parties relating to the transactions contemplated hereby and supersede any other agreements, whether written or oral, that may have been made or entered into by any of the Parties or any of their respective affiliates or representatives relating to the transactions contemplated hereby. Nothing in this Agreement shall alter any liability or obligation of the Parties arising under the Plan.

9.     Further Assurances; Amendments; Assignments. At any time and from time to time hereafter, at the other Party’s reasonable request, each Party shall take any and all steps and shall execute, acknowledge and deliver to the other party any and all future instruments and assurances necessary or reasonably requested in order to more fully carry out the purposes hereof. This Agreement shall be binding upon and inure to the benefit of each party hereto and its respective successors and assigns, and nothing herein, expressed or implied, is intended to confer upon any third party any rights or remedies.

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In Witness Whereof, this Agreement has been duly executed as of the date hereof.

LIBBEY INC.

By:	/s/ Jennifer M. Jaffee
Name:	Jennifer M. Jaffee
Title:	Senior Vice President, General Counsel
and Secretary

[Signature Page to Assignment and Assumption Agreement]

LIBBEY GLASS INC.

By:	/s/ Jennifer M. Jaffee
Name:	Jennifer M. Jaffee
Title:	Senior Vice President, General Counsel
and Secretary

[Signature Page to Assignment and Assumption Agreement]